From: SANFORD TELLER COMMUNICATIONS                                      [LOGO]
      1365 York Avenue
      New York, New York 10021
      (212) 717-0332


For:  MORTON'S RESTAURANT GROUP, INC.                     FOR IMMEDIATE RELEASE
      325 North LaSalle Street
      Chicago, Illinois 60610
      (312) 923-0030
      www.mortons.com
                                                                    May 4, 2006


      Contact: RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC.

                 MORTON'S RESTAURANT GROUP, INC. REPORTS RESULTS
                             FOR FIRST QUARTER 2006

                    - RECORD-SETTING FIRST QUARTER REVENUES -

                   - COMPARABLE RESTAURANT REVENUES UP 4.4% -

    - COMPANY PROVIDES GUIDANCE FOR SECOND QUARTER 2006 AND FULL YEAR 2006 -

HIGHLIGHTS FOR THE FIRST QUARTER OF FISCAL 2006 AS COMPARED TO
THE FIRST QUARTER OF FISCAL 2005

        o     Revenues increased 7.4% to $83.1 million.
        o     Comparable restaurant revenues increased 4.4%.
        o After non-recurring items associated with the Company's February 2006 Initial Public Offering ("IPO"), the net loss reported in accordance with generally accepted accounting principles ("GAAP") was $(21.6) million, or $(1.57) per diluted share, which compares to GAAP net income of $0.2 million, or $0.02 per diluted share in the first quarter of 2005 (refer to the reconciliation of pro forma net income to GAAP net income
              (loss) in the financial tables that follow).
        o Pro forma net income was $5.4 million or $0.32 per diluted share, up 33.3% when compared to $4.1 million, or $0.24 per diluted share last year (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

Chicago, IL. May 4, 2006... Morton's Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its 2006 fiscal first quarter ended April 2, 2006.

"The strength of our Morton's brand and our business model is clearly evident" said Thomas J. Baldwin, Chairman, Chief Executive Officer and President of Morton's Restaurant Group, Inc. "We are happy to report first quarter record-setting revenues of $83.1 million and the opening of our 70th Morton's Steakhouse, in Troy, Michigan."

"We have a clear and focused strategy, including a disciplined approach to developing new restaurants and expanding our Boardroom private dining and Bar 12-21 businesses. We are continually committed to our Morton's standards of providing the highest quality guest experience levels in the industry," he added.

FIRST  QUARTER OF FISCAL 2006 RESULTS
Revenues for the first quarter of fiscal 2006 increased 7.4% to $83.1 million from $77.3 million for the first quarter of fiscal 2005. The growth in revenues is attributable to a 4.4% increase in comparable restaurant revenues (13 weeks to 13 weeks) and revenues from four new Morton's steakhouse restaurants, which opened in fiscal 2005, and one new Morton's steakhouse restaurant, which opened in March 2006. The Company believes that Morton's 2006 first quarter revenues were favorably impacted by an April 2006 Easter versus March 2005.

Management fee paid to related party was $0.4 million for the first quarter of fiscal 2006, compared to $0.7 million in the first quarter of fiscal 2005. The related management agreement was terminated in connection with the Company's IPO in February 2006 and the Company incurred an $8.4 million termination fee. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

In connection with the IPO, during the first quarter of fiscal 2006, the Company incurred costs associated with debt repayment of $28.0 million, primarily consisting of prepayment penalties that were incurred with the early repayment of the 7.5% senior secured notes and the 14.0% senior secured notes. The debt was refinanced in conjunction with the Company's IPO. Costs associated with debt repayment of $0.2 million for the three month period ended April 3, 2005 represents prepayment penalties that were incurred with the early repayment of certain mortgages. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

Interest expense, net was $2.2 million for the first quarter of fiscal 2006 compared to $4.3 million in the first quarter of fiscal 2005. The decrease is due to the repayment, in connection with the IPO, of the 7.5% senior secured notes and the 14% senior secured notes partially offset by the interest relating to borrowings under our new revolving credit facility (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

The Company's pro forma net income was $5.4 million, or $0.32 per diluted share for the first quarter of fiscal 2006, compared to pro forma net income of $4.1 million, or $0.24 per diluted share, for the first quarter of fiscal 2005 (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

RESTAURANT DEVELOPMENT
On March 29, 2006, the Company opened a Morton's steakhouse restaurant in Troy, MI. The Company has executed leases to open new Morton's steakhouse restaurants in Anaheim, CA; Coral Gables, FL; Houston, TX; Northbrook, IL and San Jose, CA.

SECOND QUARTER 2006 AND FULL YEAR 2006 FINANCIAL GUIDANCE
The Company expects second quarter 2006 revenues to range between $76 million and $77 million including increases in comparable restaurant revenues between 2% to 3%. Diluted net income per share is expected to approximate $0.14 to $0.15. This range includes estimated compensation expense pursuant to Statement of Financial Accounting Standards No. 123R "Share Based Payment" (SFAS No. 123R), which requires the expensing of stock issued to employees (approximately $0.01 per diluted share).

The Company expects fiscal year 2006 revenues to be between $313 million and $318 million including increases in comparable restaurant revenues of approximately 2% to 3%. Excluding all non-recurring items associated with the IPO and other costs associated with the early retirement of debt, pre-IPO management fees, management termination contract costs, the one-time compensation expense attributable to the vesting of the executive units previously granted to certain employees and adjusting the interest expense for the pro forma effects of the change in the debt structure, pro forma diluted net income per share is expected to be between $0.74 and $0.77. This range includes estimated compensation expense pursuant to SFAS No. 123R (approximately $0.03 per diluted share). This range includes expectations that the Company's 2006 pro forma income tax rate approximates 32% to 34%. The Company expects to open four to five new Morton's steakhouses in fiscal 2006.

CONFERENCE CALL
Morton's Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and webcast for investors at 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:       Thursday, May 4, 2006

Time:       5:00 p.m. ET  (please dial in by 4:45 p.m.)

Dial-In #:  (866) 558-6338 U.S. & Canada
            (213) 785-2437 International

Alternatively, the conference call will be webcast at www.mortons.com under the "investor relations" tab.

ABOUT THE COMPANY
Morton's Restaurant Group, Inc. is the world's largest owner and operator of company-owned upscale steakhouse restaurants. Morton's Steakhouses have remained true to our founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

As of April 2, 2006, the Company owned and operated 70 Morton's Steakhouses located in 61 cities across 28 states and four international locations (Toronto, Vancouver, Singapore and Hong Kong) and 4 Bertolini's Authentic Trattoria restaurants.

FORWARD-LOOKING STATEMENTS
EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD BE AWARE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

                                      # # #

                         Morton's Restaurant Group, Inc.
                           Margin Analysis - Unaudited
                      (In thousands, except per share data)

                                                                               First Quarter Ended
                                                            ------------------------------------------------------------------
                                                                    April 2, 2006                           April 3, 2005
                                                            ------------------------------      ------------------------------
                                                                                                            (Note 1)

Revenues                                                      $  83,090       100.0%              $77,338           100.0%
Food and beverage costs                                          27,645        33.3%               26,002            33.6%
Restaurant operating expenses                                    37,812        45.5%               34,776            45.0%
Pre-opening costs                                                   629         0.8%                1,092             1.4%
Depreciation and amortization                                     1,717         2.1%                1,632             2.1%
General and administrative expenses                               5,076         6.1%                5,199             6.7%
Marketing and promotional expenses                                1,177         1.4%                1,423             1.8%
Stock compensation expense associated with IPO                      488         0.6%                    -             0.0%
Management fee paid to related party                                390         0.5%                  700             0.9%
                                                            -----------                           -------
   Operating income                                               8,156         9.8%                6,514             8.4%
Gain on sale of investment                                            -         0.0%                 (648)           (0.8%)
Costs associated with debt repayment                             28,003        33.7%                  174             0.2%
Costs associated with termination of management agreement         8,400        10.1%                    -             0.0%
Interest expense, net                                             2,185         2.6%                4,291             5.5%
                                                            -----------                           -------
     (Loss) income before income taxes                          (30,432)      (36.6%)               2,697             3.5%

Income tax (benefit) expense                                     (8,806)      (10.6%)               2,462             3.2%
                                                            -----------                           --------
     Net (loss) income                                      $   (21,626)      (26.0%)              $  235             0.3%
                                                            ===========                           ========
Diluted net (loss) income per share                         $     (1.57)                          $  0.02

Shares used in computing diluted net (loss) income per share   13,795.7                          10,098.5


NOTE:

(1) In conjunction with the IPO, Morton's Holding Company, Inc. ("MHCI") was merged into Morton's Restaurant Group, Inc ("MRG") with MRG being the surviving corporation. In accordance with SFAS 141, these financial statements are presented as if MHCI was merged with and into MRG at the beginning of fiscal 2005.



                         Morton's Restaurant Group, Inc.
      Pro Forma Net Income and Pro Forma Diluted Earnings Per Share (Note 1)
                      (In thousands, except per share data)

                                                                            First Quarter Ended
                                                                      ---------------------------------
PRO FORMA ANALYSIS                                                    April 2, 2006       April 3, 2005
                                                                      -------------       -------------

Net (loss) income, as reported                                        $     (21,626)      $         235

Income tax (benefit) expense                                                 (8,806)              2,462
                                                                      -------------       -------------

(Loss) income before income taxes, as reported                              (30,432)              2,697

Pro forma adjustments (1):

Gain on sale of investment                                        (2)            --                (648)

Costs associated with the early repayment of certain debt         (3)        28,003                 174

Stock compensation expense associated with IPO                    (4)           488                  --

Management fee paid to a related party                            (5)           390                 700

Costs associated with termination of management agreement         (6)         8,400                  --

Interest expense                                                  (7)         1,239               3,146
                                                                      -------------       -------------

Pro forma income before income taxes                                          8,088               6,069

Income tax expense                                                (8)         2,643               1,983
                                                                      -------------       -------------
Pro forma net income                                                  $       5,445       $       4,086
                                                                      =============       =============

Pro forma diluted net income per share                                $        0.32       $        0.24

Shares used in computing pro forma diluted net income per share   (9)      17,140.8            17,140.8


NOTES:

(1) These pro forma calculations provide meaningful supplemental information on the Company's operating results on a basis comparable with that of future periods.

(2) Gain on sale of investment represents a 2005 one-time gain from the sale of stock of a privately owned company.

(3) Includes prepayment premiums relating to the repayment of the 7.5% and the 14% senior secured notes, investment banking and legal fees in connection with the tender offer for the 7.5% senior secured notes and the repurchase of the 14% senior secured notes, fees in connection with the termination of the prior working capital facility and the write-off of deferred financing fees relating to the 7.5% and 14% senior secured notes and the prior working capital facility.

(4) Represents the non-recurring stock compensation expense attributable to the vesting of the executive units previously granted to certain employees. The vesting occurred in conjunction with the Company's IPO.

(5) The related management agreement was terminated in conjunction with the Company's IPO in February 2006.

(6)  Represents the fee paid to terminate the management agreement.

(7) Interest expense was adjusted to eliminate interest expense of $1.6 million related to the 7.5% and 14% senior secured notes which were repaid in February 2006 and to reflect the new senior revolving credit facility by adding interest expense of $0.4 million.

(8)  The Company expects the 2006 income tax rate to approximate 32% to 34%.

(9) Post IPO fully diluted shares outstanding including 240,300 unvested restricted shares outstanding as of April 2, 2006. Assumes shares outstanding entire period.